                                                                Exhibit 10.8

                                License Agreement

      This License Agreement ("Agreement") is made by and between cMeRun Corp. ("cMeRun"), a Delaware corporation having a principal place of business at One Cabot Road, Hudson, Massachusetts 01749 ("cMeRun") and Simon & Schuster, Inc., a New York corporation having a principal place of business at 1230 Avenue of the Americas, New York, NY 10020 ("S&S").

1. Scope/Definitions:

1.1 cMeRun shall distribute certain of S&S interactive software products (the "Titles"). cMeRun will offer the Titles to both Resellers and to End Users as provided herein. cMeRun will host, manage, and run the software containing the Titles from its remote server facility. cMeRun shall not contractually permit the Resellers and End Users to download or install the Software to or on their devices. Resellers and End Users will access the Software via an Internet browser with the Software remaining resident on the cMeRun server.

1.2. The following capitalized terms shall have the meaning given below:

      "End User" means an individual consumer who has entered into an agreement with, or has made a payment to, cMeRun or a Reseller, by reason of which such individual has become entitled to use the Titles.

      "Service" or "cMeRun Service" means the managed application services provided by cMeRun by which End Users can remotely access and use certain applications.

      "Software" means the object code version, in any form or format, of the Titles listed in Schedule A attached hereto and incorporated herein by reference ("Schedule A").

      "System" means cMeRun equipment, technology and services on which the Software resides and through which the Titles are provided to Resellers and End Users.

      "Reseller" means any third party with whom cMeRun contracts to authorize such third party to offer the Titles to End Users.

      "Effective Date" means the date this Agreement is signed by both parties to the Agreement.

      "Term" means the period commencing on the Effective Date and in accordance with Section 9 hereof.

2. Grant of License

2.1 S&S hereby grants to cMeRun, subject to the terms and conditions in this Agreement, a non-exclusive and non-transferable license (i) to use, market, distribute, publish, and publicly


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display the Titles specified on Schedule A, either directly or through
Resellers, solely for the purpose of distribution to End Users and, with respect to each Title, solely to End Users in the applicable territory set forth in Exhibit A, and (ii) to use and store the Software on the System and to copy and modify the Software solely to enable its compatibility and proper performance with the System for the purposes set forth in Section 2.1(i). cMeRun shall not, nor shall it permit any Reseller to, abridge, expand, edit or otherwise modify or alter the contents of the Titles nor shall any advertisements be included in or as part of the transmission of such Titles unless S&S gives its prior written consent to such advertisements.

2.2 cMeRun shall have the sole discretion whether and how to contract with Resellers subject to its obligations or responsibilities with respect to the Titles, Software and S&S Marks set forth herein. Otherwise than as permitted by this Agreement, cMeRun shall not contractually permit any Reseller to sublicense, assign or otherwise transfer cMeRun's right to market or distribute the Titles to another party.

2.3 Upon written mutual agreement, the parties may from time to time make modifications to Schedule A. In addition, upon notice from S&S, cMeRun agrees during the Term to remove Titles from the System due to expiration or other previously unknown limitations in S&S's underlying rights to such Titles, or for other reasonably perceived liability concerns; provided, however, that if cMeRun is contractually obligated to other parties to provide such Titles for a period of time following such notice from S&S, S&S and cMeRun agree that they will in good faith negotiate a mutually agreeable solution to resolve the problem and avoid or share any liability to cMeRun resulting directly from the removal of the Titles.

3. License Fees

3.1 Reporting and Payment. cMeRun will submit to S&S a usage report in XML format providing a summary accounting of all Resellers and End Users to whom cMeRun granted access to the Titles during the previous month ("Usage Report"). The Usage Report will provide to S&S the information identified in Schedule B attached hereto and incorporated herein by reference ("Schedule B"). cMeRun will use its best efforts to provide S&S with any additional information which S&S may request if such information is readily producible by cMeRun, provided, however, that cMeRun reserves the right to charge reasonable fees to S&S, to be mutually agreed upon in advance, for such additional information as cMeRun deems appropriate. The delivery of the Usage Report and payment of Licensing Fees will be due to S&S by the 30th day following the month for which usage is being reported.

3.2 Pricing. cMeRun may determine the fees and charges it imposes on End Users or Resellers at its own discretion.

3.3 During an introductory period not to exceed thirty-one (31) days, cMeRun may offer the Titles free of charge to a mutually agreed upon group of a Reseller's End Users for the purpose of conducting a pilot program of the cMeRun Service or to otherwise allow a mutually agreed upon group of a Reseller's End Users to use the cMeRun Service on a test basis to decide whether to subscribe thereto (the "Introductory Period"). Other than during the Introductory Period, cMeRun shall not offer the Titles on a free promotional basis for more than 1/24th the


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time period of a given End User's subscription period and more than once during any calendar year without S&S's prior written consent. In the case of pay per view offerings, a free promotional period shall not exceed five (5) minutes for any Title. Free promotional time in excess of the time permitted in this Section shall be treated as royalty bearing time for purposes of cMeRun's payments to S&S.

3.4 cMeRun agrees to pay, in US Dollars, software licensing fees to S&S as set forth in Schedule A ("Licensing Fees").

4. Support

4.1 S&S agrees to provide cMeRun with third-level technical support for the Software, which means that S&S will make its developers reasonably available to cMeRun employees or contacts to resolve any operating issues. Both parties agree to provide one key technical contact for conducting discussions related to technical issues with the Software.

4.2 cMeRun, Resellers and End Users will be entitled to access directly any of S&S's on-line support resources which S&S provides to the public at any point during the course of this Agreement in accordance with S&S's standard policies and procedures as such may be in effect from time to time.

4.3 S&S will provide cMeRun with a link, if available to any on-line support available for the Software.

5. Intellectual Property

5.1 Except for the licenses granted herein, nothing in this Agreement shall be deemed to convey any rights in the Titles, Software or S&S Marks (as defined below) to cMeRun. S&S and or its licensors are the exclusive owner of the Titles, Software and S&S Marks, and all rights not expressly granted to cMeRun hereunder are expressly reserved to S&S.

6. Master Copy

6.1 S&S will provide cMeRun with copies of the Software in electronic format, making it available either for direct download over the Internet or by providing it to cMeRun on a "Gold Master" CD of the Software. Subject to any licensor contractual or other restrictions, to the extent S&S updates the feature set contained in S&S's then-current, non-hosted version of the Software, then S&S shall provide such Software to cMeRun at no additional charge. Any updates will be governed under the terms of this Agreement as if they were included in the original version of the Software.

6.2 cMeRun will use reasonable commercial efforts, consistent with industry standards, to secure the Titles from theft, unauthorized copying, infringement, unauthorized manipulation, or other misappropriation. In the event a breach of security is detected by either party, the parties agree to work mutually to resolve the issues. During the period when a material breach of security has been detected which is attributable to a failure of cMeRun's protective technology,


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cMeRun agrees, at S&S's request, to remove the Titles from its system until the problem is resolved.

7.  Reseller Agreements

7.1 cMeRun will develop a form agreement for use between cMeRun and Resellers to govern the provision of the cMeRun Service to such Resellers and their End Users (the "Reseller Agreement"). In no event shall any rights granted to Resellers or to End Users through the Reseller Agreement exceed the rights granted to cMeRun hereunder. Should cMeRun, in its sole discretion, determine to provide the cMeRun Service to a Reseller, cMeRun shall be solely responsible for presenting the Reseller Agreement to the Reseller, procuring the Reseller's acceptance of its terms, and shall be solely responsible for monthly billings and collection of any fees from the Reseller. In no event shall any arrangement between cMeRun and its Resellers alter cMeRun' s obligations hereunder.

8. Trademarks

8.1 S&S hereby grants cMeRun, during the Term, a non-exclusive and non-transferable license to use those trademarks ("S&S Marks") as embodied on the Titles and the Software provided to cMeRun, solely in conjunction with the Titles and cMeRun's exercise of its rights under this Agreement. All display of the S&S Marks by cMeRun shall be consistent with the display of such S&S Marks on the packaging or advertisements for the Titles. cMeRun shall have the right to sublicense the S&S Marks to any Resellers upon terms substantially similar to those in Sections 8.1, 8.2, and 8.3; provided, however, that in no event shall cMeRun permit any Reseller to sublicense, assign or otherwise transfer its right to use the S&S Marks to another party.

8.2 cMeRun agrees not to alter the S&S Marks, logos, or copyright notices or the designs of any of the Titles.

8.3 Except for the license granted in this Section, nothing in this Agreement shall be deemed to convey any rights in the S&S Marks to cMeRun. cMeRun acknowledges and agrees that any and all use of the S&S Marks by cMeRun and any Resellers hereunder shall inure to the benefit of S&S and/or its licensors.

9. Term and Termination

9.1 The Term shall commence on the Effective Date and shall continue in force for two (2) years from the Effective Date.

9.2 Either party shall have the right to terminate this Agreement due to a material breach by the other that is not cured within thirty (30) days after receipt of written notice of such breach, such notice to be sent by registered mail.

9.3 After May 1, 2001, either party may terminate this Agreement by giving the other party written notice of its intent to so terminate at least sixty (60) days prior to the stated termination


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date (the "Termination Date"); provided, however, that, if the Agreement is terminated under this section, (i) S&S will be entitled to retain the entire amount of any portion of the Advance Payment it has received from cMeRun as of the Termination Date, and (ii) cMeRun shall pay to S&S any License Fees with respect to the Titles due to S&S as of the Termination Date (and any Extension Period, if applicable) which exceed the amount of the Advance Payment which cMeRun has made to S&S as of the Termination Date. No further installments of the Advance Payment shall be due from cMeRun after the Termination Date.

9.4 Upon termination or expiration of this Agreement, cMeRun shall immediately, and shall advise its Resellers to:

      (i) cease making the Titles available to Resellers and End Users; provided, however, that if the contract expires or if it is terminated for any reason other than a material, uncured breach by cMeRun or an election by cMeRun to terminate pursuant to Section 9.2 hereof, and cMeRun's existing obligations to any Reseller or End User under an applicable Reseller Agreement or otherwise require cMeRun to provide the Titles beyond that termination or expiration date, cMeRun shall continue to be able to provide the Titles for a period of up to thirty-one (31) days following such expiration or termination to satisfy such existing obligations (the "Extension Period");

      (ii) upon expiration of the Extension Period, remove or otherwise destroy all Software provided pursuant to this Agreement from the System or tangible media; and

      (iii) upon the expiration of the Extension Period, cease to use the S&S Marks.

9.5 Within thirty (30) days of termination or expiration hereof (or, if applicable, any Extension Period), cMeRun shall provide to S&S a final Usage Report reporting any End User usage up to the date of such termination or expiration which has not previously been reported to S&S.

10. Public Announcements

10.1 The parties agree that all press releases related to this Agreement or the relationship between the parties shall require the approval of each party. Written consent shall not be unreasonably withheld or delayed. Within a reasonable period of time following the Effective Date, the parties agree to jointly issue a press release announcing the relationship identified in this Agreement.

11. Audit Rights

11.1 No more frequently than three times during the term of this Agreement, S&S shall have the right, at S&S's expense and with at least fifteen (15) days prior written notice to cMeRun, to have an independent public accountant reasonably acceptable to cMeRun audit cMeRun's financial records relating to the cMeRun fees for the Titles for the preceding year and only for


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the purpose of verifying the information contained in the Usage Reports submitted to S&S. In the event such audit reveals a deficit in cMeRun's payments to S&S, cMeRun shall promptly remit the amount due to S&S plus interest. If a deficit is in excess of ten (10) percent, cMeRun shall reimburse S&S for the all reasonable costs associated with the audit.

12. Confidentiality

12.1 Confidential Information is that information or know-how identified as being confidential, or, given the circumstances surrounding disclosure, should in good faith be treated as confidential. Both parties agree: (i) not to use Confidential Information for any purpose other than in furtherance of this Agreement; (ii) not to disclose, or permit any third party or entity access to, Confidential Information (or any portion thereof) without prior written permission of the other party (except such disclosure or access as is required to perform any obligations under this Agreement); and (iii) to ensure that any employees or other third parties who receive access to Confidential Information are advised of the confidential and proprietary nature thereof and are prohibited from copying, utilizing or otherwise revealing said Confidential Information except in furtherance of this Agreement. Notwithstanding anything herein to the contrary, no obligation or liability shall accrue under the Agreement for any information that is (i) available to the public other than by a breach of an agreement with the disclosing party; (ii) rightfully received from a third party not in breach of any obligation of confidentiality; (iii) independently developed by one party without access to the Confidential Information of the other; (iv) known to the receiving party at the time of disclosure; or (v) produced in compliance with applicable law or a court order, upon advice of counsel, provided that the other party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. Without limiting the foregoing, each of the parties agrees to employ with regard to Confidential Information protective procedures which are no less restrictive than the strictest procedures used by it to protect its own confidential and proprietary information.

13. Indemnification

13.1 Warranties/Indemnification by cMeRun. cMeRun warrants and represents that it shall use the Titles only as provided in this Agreement, and S&S shall have no liability for, and cMeRun shall defend, hold harmless and indemnify S&S against (i) any claim of intellectual property or trade secret infringement or misappropriation based on (a) cMeRun's combination of the Software with a program or data not supplied by S&S, if such claim would have been avoided if such combination had not occurred, (b) use of the Titles in a manner inconsistent with this Agreement, or (c) based solely on aspects of the cMeRun System not related to S&S or the Software; or (ii) any claim resulting from harmful, malicious or grossly negligent acts or omissions of cMeRun; provided that cMeRun is notified promptly by S&S in writing of any such claim and has sole control over its defense or settlement, and S&S provides reasonable assistance (at cMeRun's expense and reasonable request) in the defense of the same. Notwithstanding the foregoing, cMeRun shall not make any settlement which in any way affects the rights or property of S&S without the prior written consent of S&S.


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13.2 Warranties/Indemnification by S&S. S&S warrants that it is the owner of the
Software and to all enhancements and modifications thereto; that it has the right and authority to grant the rights set forth in Section 2 hereof; and that cMeRun's use of the Software as contemplated by this Agreement will not infringe any third party's patent, copyright, trade secret, trademark or other proprietary right. S&S agrees to indemnify, hold harmless and defend cMeRun from and against any and all damages, costs, and expenses incurred in connection with a claim which, if true, would constitute a breach of this warranty by S&S, or is the result of harmful, malicious, or grossly negligent acts or omissions of S&S, provided that S&S is notified promptly by cMeRun in writing of any claim and has sole control over its defense or settlement and cMeRun provides reasonable assistance (at S&S's expense and reasonable request) in the defense of same. Notwithstanding the foregoing, S&S shall not make any settlement which in any way affects the rights or property of cMeRun without the prior consent of cMeRun.

14. Disclaimer of Warranties

14.1 EXCEPT FOR THE WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES OF MERCHANTABILITY.

15. Limitation and Exclusion of Liability

15.1 EXCEPT WITH RESPECT TO MATTERS SUBJECT TO INDEMNIFICATION PURSUANT TO
SECTION 13, THE MAXIMUM COLLECTIVE LIABILITY OF EACH PARTY UNDER THIS AGREEMENT, INCLUDING ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, FOR ANY DAMAGES ARISING HEREUNDER (THE "MAXIMUM COLLECTIVE LIABILITY"), SHALL BE LIMITED SOLELY TO THE AMOUNT PAID BY CMERUN TO S&S HEREUNDER DURING THE ONE-YEAR PERIOD IMMEDIATELY PRECEDING THE ACCRUAL OF THE CLAIM GIVING RISE TO SUCH DAMAGES, PROVIDED, HOWEVER, THAT FOR CLAIMS ARISING IN THE TWELVE MONTH PERIOD IMMEDIATELY FOLLOWING THE SIGNING OF THIS AGREEMENT, THE MAXIMUM COLLECTIVE LIABILITY SHALL BE $100,000.

15.2 The damages recoverable by either party upon a breach of this Agreement by the other shall be limited to those damages, if any, that are directly and proximately caused by the breach and that the non-breaching party was unable to mitigate despite reasonable efforts to do so. In no event will either party be liable to the other party for loss of profits, or special, indirect, incidental, punitive, consequential, or exemplary damages, including but not limited to damages which may result from business interruption, lost business revenue or economic loss or any claim by a third party, including costs or legal expenses, in connection with the supply, use or performance of the Software or any breach of this Agreement. The restrictions of this section shall apply without regard to the nature of the party's claim, the forum in which its claims are asserted, or prior warnings about the possibility of damages outside the scope of this section.


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16 General Provisions

16.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, without reference to conflicts of law principles, and the state and federal courts of the Commonwealth of Massachusetts shall have jurisdiction and venue for the adjudication of any civil action arising out of or relating to this Agreement.

16.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by both parties.

16.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed effective when delivered by hand, confirmed facsimile transmission, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses listed in this Agreement (or at such other address for a party as shall be specified by like notice). Notwithstanding this clause, all reporting by cMeRun described in Section 3.1 of this Agreement may be in electronic format.

16.4 Independent Contractors. The parties to this Agreement are independent contractors. Nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

16.5 Force Majeure. Except for the obligation to make payments, nonperformance of either party shall be excused to the extent the performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the non-performing party.

16.6 Non-assignability and Binding Effect. Neither party shall assign this Agreement to any third party without the prior written consent of the other party, provided, however, that the merger or consolidation of one party into, or the sale of all or substantially all of the assets of such party to, a third party shall not be deemed to be an assignment. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

16.7 Survival. The provisions of Sections 1, 9, 12.1, 13.1, 13.2, 14.1, 15.1,
15.2, 16.1, and 16.3 shall survive any termination of this Agreement.

16.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the
Effective Date set forth below.

cMeRun Corp.                           Simon & Schuster, Inc.

/s/ David W. Myers                     /s/ Gilles Dana
-------------------------------------  -------------------------------------
Signature                              Signature

David W. Myers                         GILLES DANA
-------------------------------------  -------------------------------------
Name (Print)                           Name (Print)

President and Chief Operating Officer  Sr. VP, Publisher
-------------------------------------  -------------------------------------
Title (Print)                          Title (Print)

11-14-2000                             Date: 11-15-2000


CMeRun Corp. Information               S&S Information
--------------------------------------------------------------------------------
Street address and/or PO Box           Street address and/or P0 Box
One Cabot Road                         1230 Avenue of the Americas
--------------------------------------------------------------------------------
City and State/Province                City and State/Province
Hudson, MA                             New York, New York
--------------------------------------------------------------------------------
Postal code and Country                Postal code and Country
01749, USA                             10020, USA
--------------------------------------------------------------------------------
Contact name and title                 Contact name and title
Carol Agranat,                         Christina Kuzma
Business Development Mgr.
--------------------------------------------------------------------------------
Phone number                           Phone number
978-567-6800                           212-698-2140
--------------------------------------------------------------------------------
Fax number                             Fax number
978-567-5948                           212-698-7555
--------------------------------------------------------------------------------
E-mail address                         E-mail address
cagranat@cmerun.com
--------------------------------------------------------------------------------

All notices to S&S shall be sent with a copy to Elisa Rivlin, Esq., SVP and General Counsel, at the above address, fax number (212) 698-7171. All notices to cMeRun shall be sent with a copy to Theodora S. Convisser, Vice President and General Counsel, at the above address, fax number (978) 567-5953.


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

                                   Schedule A

                          Product List and License Fees

Advance Payment:

cMeRun will pay a guaranteed royalty to S&S totaling $100,000 US Dollars to be paid in installments per the schedule below. This fee will be an advance royalty payment for future sales of software licenses.

Total Guarantee:  $100,000

Advance Payment:  $20,000 due no later than December 22, 2000
                  $30,000 due no later than April 30, 2001
                  $25,000 due no later than July 31, 2001
                  $25,000 due no later than October 31, 2001

License Fees:

Subject to the offset against the Advance Payment as described below, cMeRun will pay to S&S a License Fee of 20% of any of cMeRun' s, or in cases of distribution through a Reseller such Reseller's, revenues with respect to the Titles in a given month during the term of this Agreement. The Advance Payment described above is an advance payment of such monthly License Fees, and no further amounts will be payable by cMeRun to S&S until the total monthly License Fees due S&S under this Agreement exceed the Advance Payment. cMeRun will commence making monthly payments of License Fees to S&S to the extent that and at that point in time at which any License Fees due to S&S under this Agreement exceed the amount of the Advance Payment identified above. As further described in Schedule B hereof, cMeRun will submit monthly to S&S a Usage Report identifying the total amount of License Fees due to S&S and as credited against the Advance Payment. Should cMeRun terminate this Agreement under Section 9.2 hereof, that portion of the Advance Payment which is not offset by License Fees due to S&S for actual subscriber usage of the Software will be refunded to cMeRun, and no further installments of the Advance Payment will be paid by cMeRun.

Titles:

Title                                           ISBN            Rights
-----                                           ----            ------

Star Trek: Deep Space Nine -- The Fallen        0671-576631     US & Canada
Star Trek: Warp II                              0743-502833     US & Canada
Star Trek: Starship Creator Deluxe Edition      0671-317768     Worldwide
Star Trek: Next Generation Companion            0671-317776     Worldwide
Star Trek: Deep Space Nine Companion            0671-317857     Worldwide
Star Trek: Encyclopedia Version 3.0             0671-317563     Worldwide
Star Trek: Borg                                 0671-317784     Worldwide
Star Trek: Klingon                              0671-317814     Worldwide


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

Star Trek Classics: Tech Manual                                 Worldwide
Let's Talk About Me!                            0671-563327     Worldwide
Let's talk About Me Some More!                  0784-912807     Worldwide
Richard Scarry's Busytown                       0671-318128     Worldwide
Richard Scarry's Best Reading Program Ever      0671-046675     US & Canada
Richard Scarry's Best Math Program Ever         0671-046683     US & Canada
Richard Scarry's Best Activity Center Ever      0671-046691     US & Canada
Richard Scarry's Best Christmas Ever            0671-317385     US & Canada
How Many Bugs In A Box                          0671-576739     Worldwide
More Bugs In Boxes                              0671-576720     Worldwide
Sue The T. Rex                                  0743-503376     Worldwide
Macmillan:
  Dictionary For Children                       0671-315595     Worldwide
Road Construction Ahead                         0671-553119     Worldwide
Ready Set Yo                                    0671-042319     Worldwide
Millennium Mantra                               0684-872307     Worldwide
Amateur League Golf                             07435-02949     Worldwide
Ear Saver                                       0671-317407     Worldwide
Typing Tutor 10                                 0671-317520     Worldwide
Simon & Schuster:
  New Millennium Encyclopedia For Children      0671-317598     Worldwide
New Millennium Encyclopedia/ Deluxe 2000        0671-046705     Worldwide
New Millennium Encyclopedia-- Home Reference    0671-317873     Worldwide
New Millennium Encyclopedia For Children        0671-317598     Worldwide
Writing Tutor                                   0671-315137     Worldwide
How to Become A Self-Made Millionaire           0671-046748     Worldwide
Corporate Warrior                               0671-574639     Worldwide
Earth 2 U                                       0671-57972x     Worldwide
Money Town                                      0784-909660     Worldwide
Chicka Chicka Boom Boom                         0784-909652     Worldwide
Maurice Ashley Teaches Chess                    0671-31579-x    Worldwide
Girlfriends Guide To Pregnancy                  0671-574124     Worldwide
M&M's: The Lost Formulas                        0743-502515     US & Canada
Amazons & Miens                                 0743-503899     US & Canada
Miss Spider's Tea Party                         0671-318004     US & Canada
Curious George-Reads Writes & Spells
  (Grades 1 & 2)                                0743-503813     US & Canada
  Curious George-Pre-K ABC's                    0743-503821     US & Canada
Curious George-Paint & Print Studio             0743-503848     US & Canada
Curious George-Preschool Learning Games         0743-503856     US & Canada
Curious George-Learns Phonics                   0743-50383x     US & Canada
Inventorlabs Transportation                     0743-503791     US & Canada
Inventorlabs Technology                         0743-503805     US & Canada
Extreme Chess                                   0671-315315     Worldwide,
                                                                (Except Germany)
Mob Rule                                        0671-04663-2    US & Canada


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

Titles Gold Master Delivery Date:

Overnighted upon receipt of first installment of advance royalty


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

                                   Schedule B
                              Reporting Information

CMeRun will provide to S&S a monthly report with the following information.

      o     Reseller Name and URL
      o     Month for report
      o     S&S Part number
      o     Product description
      o     Unit price/Royalty rate
      o     Total number of end users
      o     Total quantity due to S&S


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